Exhibit 21

SUBSIDIARIES OF U.S. CONCRETE, INC.

Alberta Investments, Inc.
Alliance Haulers, Inc.
American Concrete Products, Inc.
Atlas-Tuck Concrete, Inc.
B.W.B., Inc. of Michigan
Beall Concrete Enterprises, LLC
Beall Industries, Inc.
Beall Investment Corporation, Inc.
Beall Management, Inc.
Breckenridge Ready-Mix, Inc.
Builders' Redi-Mix, LLC
BWB, LLC
Central Concrete Supply Co., Inc.
Central Precast Concrete, Inc.
Concrete XXXIII Acquisition, Inc.
Concrete XXXIV Acquisition, Inc.
Concrete XXXV Acquisition, Inc.
Concrete XXXVI Acquisition, Inc.
Eastern Concrete Materials, Inc.
Ingram Concrete, LLC
Kurtz Gravel Company
Local Concrete Supply & Equipment, LLC
Master Mix, LLC
Master Mix Concrete, LLC
MG, LLC
NYC Concrete Materials, LLC
Pebble Lane Associates, LLC
Ready Mix Concrete Company of Knoxville, LLC
Redi-Mix Concrete, LP
Redi-Mix, GP LLC
Redi-Mix, LLC
Riverside Materials, LLC
San Diego Precast Concrete, Inc.
Sierra Precast, Inc.
Smith Pre-cast, Inc.
Superior Concrete Materials, Inc.
Superior Holdings, Inc.
Superior Materials, LLC
Superior Materials Holdings, LLC
Titan Concrete Industries, Inc.
USC Atlantic, Inc.
USC Management Co., LLC
USC Michigan, Inc.
USC Payroll, Inc.
USC Technologies, Inc.
U.S. Concrete On-Site, Inc.
Wyoming Concrete Industries LLC